EXHIBIT 99.1
NEWS RELEASE DATED MAY 19, 2011

Digerati Expands its Network Coverage with Broadvox

San Antonio, Texas - May 19, 2011 - Digerati Technologies, Inc. (OTCBB: DTGI) (OTCQB: DTGI), a global provider of cloud communication services, today announced the Company has entered into an agreement with Broadvox, a worldwide leader in providing managed VoIP services.  The Broadvox IP network carries more than 15 billion minutes of traffic annually, powering 300 telecommunication carriers, local exchange carriers, ISPs, and next generation carriers.  This interconnection agreement will provide Digerati with nationwide access to a robust IP network with 90 points of presence and major switching centers in Dallas, New York, Atlanta, Los Angeles, Denver, Miami, and Seattle.

Digerati will utilize the Broadvox network to scale its U.S. network more effectively, and increase the number of distribution interconnection points for its domestic VoIP network without incurring additional capital costs.

Ken Ryon, Senior Vice President of Engineering for Digerati, commented, "This network agreement greatly complements our existing global network and allows Digerati to access Broadvox's expanding network of interconnected local service providers.  This addition to our cloud based platform expands our local number portability coverage to nearly 12,000 rate centers across the United States and Canada.  Besides expanding our area of coverage, this addition to our routing table allows us to lower our costs of local rate center termination, thereby improving the competitiveness of our product offerings to our North American value added resellers and direct customers.”

Founded in 2001, Broadvox is a worldwide leader in providing integrated managed VoIP and data services to SMB, Enterprise and carrier customers. It has deployed one of the largest full-featured global VoIP networks and is trusted by over 300 telecommunications carriers, ASPs, ISPs and over 10,000 businesses to transport 15 billion minutes of voice and data traffic annually. The Broadvox Network Operations Center, operating 24x7x365, provides the reliability, security and quality of service required by the world's most discriminating customers. Broadvox is the comprehensive provider of IP communication and collaboration services, offering solutions ranging from SIP trunking, SIP origination and termination services, to virtual PBX, Broadband and web hosting, as well as award winning hosted cloud communications solutions. Broadvox is headquartered in Dallas, Texas. For more information about Broadvox, visit www.broadvox.com.

Digerati Technologies, Inc. is an established cloud communications service provider meeting the global needs of businesses that are seeking simple, flexible, and cost-effective solutions.  Digerati's cloud-based services include a fully hosted IP/PBX, VoIP transport, SIP trunking, data storage, and customized VoIP solutions for specialized applications. Services are delivered with unparalleled reliability and performance over Digerati's carrier-class global VoIP network, which has been built over the course of a decade.   For more information visit www.digerati-inc.com.

The information in this news release includes certain forward-looking statements that are based upon management’s expectations and assumptions about certain risks and uncertainties that can affect future events.  Although management believes these assumptions and expectations to be reasonable on the date of this news release, these risks and uncertainties may cause actual events to differ from those contained in this news release.  Such risks and uncertainties include, but are not limited to, continuing as a going concern, the availability and cost of important vendor and supplier relationships, potential changes in government regulations, changes in costs associated with data transmission over the Internet or transmissions in foreign countries, and other risks detailed in the Company’s periodic filings with the Securities and Exchange Commission.

Contact:

Jack Eversull
The Eversull Group
(972) 571-1624
(214) 469-2361 fax
jack@eversullgroup.com
or

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
(830) 693-4400 info@rjfalkner.com